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                                                         EXHIBIT 3(b)

                   CERTIFICATE OF AMENDMENT OF THE
              RESTATED CERTIFICATE OF INCORPORATION OF
                   ANADARKO PETROLEUM CORPORATION

     ANADARKO PETROLEUM CORPORATION, a corporation duly organized and existing under the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Anadarko Petroleum Corporation resolutions were adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and should be presented to the stockholders of said corporation at the 1999 annual meeting of stockholders for approval thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing
     Article FOURTH thereof to read as follows:

                FOURTH.   The total number of shares  which
          the Corporation shall have authority to issue  is
          302,000,000 shares, of which (a) 2,000,000 shares
          shall be Preferred Stock, issuable in series,  of
          the   par  value  of  $1.00  per  share  and  (b)
          300,000,000 shares shall be Common Stock, of the par value of $0.10 per share.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the corporation has caused this certificate to be signed by John N. Seitz, its authorized officer, this 29th day of April, 1999.

                        ANADARKO PETROLEUM CORPORATION

                        By:  /s/ John N. Seitz
                         Title:  Executive Vice President

THE STATE OF TEXAS
COUNTY  OF  HARRIS

     BEFORE ME, the undersigned authority, a Notary Public in and for said County and State, on this day personally appeared JOHN N. SEITZ, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

     GIVEN  UNDER  MY HAND AND SEAL OF OFFICE, this the 29th  day  of
April, 1999.

                                   Linda Bearden
                                   Notary Public, State of Texas